As  filed with the Securities and Exchange Commission on December 18, 2000

                                            Registration No. 333-

               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549


                            FORM S-8

                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                   EL PASO ENERGY CORPORATION
     (Exact name of registrant as specified in its charter)

     Delaware                                  76-0568816
(State or other jurisdiction of            (I.R.S.  Employer
incorporation or organization)             Identification No.)


                    El Paso Energy Building
                      1001 Louisiana Street
                      Houston, Texas 77002
                         (713) 420-2131
  (Address, including zip code, of principal executive offices)

                   El PASO ENERGY CORPORATION
              OMNIBUS PLAN FOR MANAGEMENT EMPLOYEES
                    (Full title of the plan)

                     Britton White Jr., Esq.
          Executive Vice President and General Counsel
                     El Paso Energy Building
                      1001 Louisiana Street
                      Houston, Texas  77002
                         (713) 420-2131
    (Name, address, including zip code, and telephone number, including area code, of agent for service)



                CALCULATION OF REGISTRATION FEE


                                     Proposed
                                      Maximum  Proposed
  Title of Securities     Amount to  Offering   Maximum
    to be Registered         be        Price   Aggregate     Amount
                         Registered     Per    Offering       of
                                       Share     Price    Registration
                                        (2)       (2)        Fee(2)
--------------------------------------------------------------------
Common Stock (1)         15,000,000  $65.32  $979,800,000 $258,667
(including associated      shares
preferred stock purchase
rights), par value $3.00
per share
--------------------------------------------------------------------

(1) This   Registration   Statement   also   covers    such
    indeterminable number of additional shares as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar adjustments of the outstanding Common Stock of the Registrant.
(2) Estimated  solely  for  the purpose  of  calculating  the registration  fee  pursuant  to Rule  457(h),  based  upon  the average  of  the  high  and  low  prices  of  a  share  of  the
    Registrant's  Common  Stock  for  December 15,  2000   as
    reported on the New York Stock Exchange and in The Wall Street Journal on December 18, 2000.

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      This  Registration  Statement on Form S-8  is  being  filed solely to register additional securities. In accordance with General Instruction E of Form S-8, the Registrant hereby incorporates by reference the contents of the Registrant's registration statements on Form S-8 (No. 333-94719 and 333-78979), filed with the Securities and Exchange Commission relating to the El Paso Energy Corporation Omnibus Plan for Management Employees.

Item 8.  Exhibits.

 Exhibit
  Number    Description
 --------   ------------
     5.A Opinion of Locke, Liddell & Sapp LLP regarding the legality of the securities being registered hereunder.

    10.A Amendment  No. 1, dated as of December 1, 2000,  to  the
          El  Paso Energy Corporation Omnibus Plan for Management
          Employees, Amended and Restated as of December 3, 1999.

    23.A Consent of Counsel (included in the opinion filed as Exhibit 5.A to this Registration Statement).

    23.B Consent of PricewaterhouseCoopers LLP.

    23.C Consent of Deloitte & Touche LLP.

    23.D Consent of  Huddleston & Co., Inc.

    24.A Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement).


                           SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 18th day of December, 2000.


                                  EL PASO ENERGY CORPORATION



                                  By:   /s/ William A. Wise
                                      -------------------------
                                            William A. Wise
                                          President and Chief
                                           Executive Officer


                        POWER OF ATTORNEY

      Each person whose individual signature appears below hereby authorizes H. Brent Austin and Britton White Jr., and each of them, as attorneys-in-fact with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

      Pursuant to the requirements of the Securities Act of 1933, as  amended, this Registration Statement has been signed  by  the
following  persons  in  the  capacities  and  on  the  dates   as
indicated.


      Signature                  Title                 Date
      ---------                 -------              -------
/s/ William A. Wise        President, Chief       December 18, 2000
-------------------        Executive Officer
   William A. Wise         and Director


/s/ H. Brent Austin        Executive Vice         December 18, 2000
-------------------        President and
   H. Brent Austin         Chief Financial
                           Officer


/s/ Jeffrey I. Beason      Senior Vice            December 18, 2000
---------------------      President and
    Jeffrey I. Beason      Controller
                           (Chief Accounting
                           Officer)

/s/  Ronald L. Kuehn, Jr.  Chairman of the Board  December 18, 2000
-------------------------
     Ronald L. Kuehn, Jr.

/s/ Byron Allumbaugh       Director               December 18, 2000
-----------------------
    Byron Allumbaugh

/s/ Juan Carlos Braniff    Director               December 18, 2000
-----------------------
    Juan Carlos Braniff

/s/ James F. Gibbons       Director               December 18, 2000
-----------------------
    James F. Gibbons

/s/ Ben F. Love            Director               December 18, 2000
-----------------------
     Ben F. Love

/s/ Max L. Lukens          Director               December 18, 2000
-----------------------
    Max L. Lukens

/s/ Kenneth L. Smalley     Director               December 18, 2000
------------------------
 Kenneth L. Smalley

/s/ Adrian M. Tocklin      Director               December 18, 2000
-----------------------
  Adrian M. Tocklin

/s/ Malcolm Wallop         Director               December 18, 2000
-----------------------
   Malcolm Wallop

/s/ Joe B. Wyatt           Director               December 18, 2000
-----------------------
    Joe B. Wyatt

/s/ Selim K.Zilkha         Director               December 18, 2000
-----------------------
   Selim K. Zilkha


                          EXHIBIT INDEX

 Exhibit
  Number    Description
 -------    -----------

     5.A Opinion of Locke, Liddell & Sapp LLP regarding the legality of the securities being registered hereunder.

    10.A Amendment  No. 1, dated as of December 1, 2000,  to  the
          El  Paso Energy Corporation Omnibus Plan for Management
          Employees, Amended and Restated as of December 3, 1999.

    23.A Consent of Counsel (included in the opinion filed as Exhibit 5.A to this Registration Statement).

    23.B Consent of PricewaterhouseCoopers LLP.

    23.C Consent of Deloitte & Touche LLP.

    23.D Consent of Huddleston & Co., Inc.

    24.A Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement).